Exhibit 10.1
LIMITED WAIVER AND FORBEARANCE AGREEMENT
     LIMITED WAIVER AND FORBEARANCE AGREEMENT, dated as of May 14, 2007 (this “Agreement”), by and between Bally Total Fitness Holding Corporation, a corporation organized under the laws of Delaware (the “Company”), the Guarantors listed on Exhibit A hereto (the “Guarantors”) and the Persons listed on Exhibit B hereto (each, a “Holder” and collectively, the “Holders”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in Article VI hereof.
     WHEREAS, the Holders are the beneficial owners of the 10 1/2% Senior Notes due 2011 of the Company (the “Notes”) issued pursuant to an Indenture, dated as of July 2, 2003 (as amended or supplemented, the “Indenture”), between the Company, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”), and consequently, the Holders are the beneficial owners of a majority of the aggregate principal amount of Notes outstanding;
     WHEREAS, pursuant to Sections 5.13 and 10.20 of the Indenture, the Company desires to seek waivers from holders of the Notes from the Effective Date (as defined in Section 5.1 hereof) to, but not including, the Forbearance and Waiver Expiration Date (as defined in Section 6.1 hereof) of any Default or Event of Default (as such terms are defined in the Indenture) arising from the failure to (i) file timely such reports as the Company is or may be required to file with the SEC pursuant to Sections 13(a) or 15(d) of the Exchange Act and furnish such reports to the Trustee and holders of the Notes in accordance with Sections 7.4 and 10.17 of the Indenture (the “Reporting Obligations”), (ii) make a scheduled payment of interest on the Senior Subordinated Notes as due on April 16, 2007 in accordance with Section 10.1 of the Senior Subordinated Notes Indenture, which would result in an Event of Default under Section 5.1(e) of the Indenture (the “Interest Payment Default”), and (iii) provide notice to the Trustee of a Default or Event of Default arising in connection with any or all of the Reporting Obligations or the Interest Payment Default in accordance with Section 10.19 of the Indenture (the “Notice Obligations” and, together with the Reporting Obligations, the Interest Payment Default and the Sale and Leaseback Matters (as defined in Section 7.1 hereof), the “Waived Matters”);
     WHEREAS, a default has occurred and is continuing (the “Credit Agreement Default”) under Section 8.15 of the Amended and Restated Credit Agreement, dated as of October 16, 2006 (as amended, the “Credit Agreement”), among the Company, as Borrower, the several banks and other financial institutions parties thereto (the “Lenders”), JPMorgan Chase Bank, N.A., as Agent (the “Agent Lender”), Morgan Stanley Senior Funding, Inc., as Syndication Agent (the “Syndication Agent”), and JPMorgan Securities Inc., as Sole Lead Arranger and Sole Bookrunner, due to the Company’s failure to deliver to the Lenders when due (i) a copy of its audited financial statements for the year ended December 31, 2006, as required by Section 6.03(b) of the Credit Agreement, and the certificate of KPMG LLC or other independent public accountant of national reputation certifying that such accountants have not obtained knowledge of any event or act which would constitute an default or event of default with respect to financial covenant and certain computations under the Credit Agreement, and (ii) a copy of its updated financial projections through its fiscal year ended December 31, 2010, as required by Section 6.03(f) of the Credit Agreement, which defaults will ripen into events of default following notice from the Agent Lender as required by the Majority Lenders (as defined in the Credit Agreement) pursuant to Section 8.15 of the Credit Agreement;

     WHEREAS, as a result of the Credit Agreement Default, the Company and the Lenders entered into a Forbearance Agreement, dated as of April 5, 2007 (the “Credit Agreement Forbearance Agreement”), among the Company, the Lenders party thereto, the Agent Lender and the Syndication Agent, pursuant to which the Lenders agreed, subject to certain conditions, to forbear from exercising any remedies under the Credit Agreement in connection with the Credit Agreement Default;
     WHEREAS, pursuant to Sections 5.12 and 9.2 of the Indenture, the Holders desire to consent to the execution and delivery of, and to direct the Trustee to execute and deliver, a supplement to the Indenture, in the form attached hereto as Exhibit C (the “Supplemental Indenture”), in order to amend certain provisions of the Indenture to provide a waiver of the Waived Matters from the Effective Date to, but not including, the Waiver and Forbearance Expiration Date; and
     WHEREAS, pursuant to Section 5.12 of the Indenture, the Holders desire to forbear, and to direct the Trustee to forbear, at all times from the Effective Date to, but not including, the Forbearance and Waiver Expiration Date, from taking or exercising any Enforcement Action in connection with the Waived Matters.
     NOW, THEREFORE, in consideration of the promises and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the Company and the Holders hereby agree as follows:
ARTICLE I.
AGREEMENT TO WAIVE AND FORBEAR
     Section 1.1 Waiver. (a) (a) Pursuant to Sections 5.13 and 10.20 of the Indenture, each Holder hereby waives, from the Effective Date to, but not including, the Forbearance and Waiver Expiration Date, any Default or Event of Default that has arisen or may arise prior to the Forbearance and Waiver Expiration Date in connection with the Waived Matters.
     (b) The Company acknowledges and agrees that, notwithstanding the agreement of the Holders to grant a limited waiver in respect of the Waived Matters, (i) such limited waiver shall not constitute a waiver of the occurrence and continuance of any Waived Matter constituting a Default or Event of Default at any time on or after the Forbearance and Waiver Expiration Date, if such Default or Event of Default has not been cured or otherwise waived, (ii) such limited waiver shall not constitute a waiver of the occurrence or continuance of any Default or Event of Default that is not a Waived Matter and (iii) nothing contained in this Agreement shall be construed to limit or affect the right of the Trustee and the Holders to take any action to enforce or interpret any provision of this Agreement through the Forbearance and Waiver Expiration Date.
     (c) The Company acknowledges and agrees that any Default in connection with the Waived Matters that arose prior to the Forbearance and Waiver Expiration Date and that would not otherwise ripen into an Event of Default without delivery of a notice of default under Section 5.1(c) of the Indenture (a “Default Notice”) shall constitute an Event of Default on the Forbearance and Waiver Expiration Date, in which event the Company acknowledges that the execution of this Agreement shall constitute a Default Notice for this purpose, unless such Default has been cured or otherwise waived.
     Section 1.2 Supplemental Indenture. Pursuant to Sections 5.12 and 9.2 of the Indenture, each Holder hereby directs the Trustee to execute and deliver, and hereby consents to the execution and delivery of, the Supplemental Indenture in order to amend certain provisions of the Indenture in connection with the Waived Matters.
     Section 1.3 Forbearance. (a) (a) Pursuant to Section 5.12 of the Indenture, each Holder hereby agrees to forbear, and directs the Trustee to forbear, at all times from the Effective Date to, but not including, the Forbearance and Waiver Expiration Date, from taking or exercising any Enforcement Action in connection with the Waived Matters (the “Forbearance”); provided, however, that no Holder agrees hereby to expend any funds or indemnify the Trustee in connection with the Forbearance or any related direction to the Trustee. Each Holder hereby agrees that its instruction pursuant to this Section 1.3 shall be effective notwithstanding any notice to the contrary delivered to the Trustee by any holder of the Notes.
          (b) The Company acknowledges and agrees that, notwithstanding the Forbearance, (i) the Forbearance shall not constitute a waiver of the occurrence and continuance of any Default or Event of Default that is not a Waived Matter and (ii) nothing contained in this Agreement shall be construed to limit or affect the right of the Trustee and the Holders to take any action to enforce or interpret any provision of this Agreement through the Forbearance and Waiver Expiration Date.
     Section 1.4 Further Action by Holders. (a) (a) As soon as practicable after the date hereof, each Holder shall (i) execute the consent letter attached hereto as Exhibit D (the “Consent Letter”) and deliver the Consent Letter to the DTC Participant(s) that act as custodian(s) for the Notes beneficially owned by such Holder (the “Custodian”), which Consent Letter authorizes the Trustee to execute and deliver the Supplemental Indenture and (ii) instruct the Custodian to execute the Consent Letter and deliver the Consent Letter to the Trustee. Each Holder further agrees to instruct the Custodian to execute and deliver such documents as may be necessary or appropriate, and to take all such further action, to facilitate or further effectuate the waiver of the Waived Matters and the Forbearance on behalf of such Holder and the other obligations and agreements of such Holder, including the execution and delivery of the Supplemental Indenture.
          (b) Each Holder hereby agrees to deliver, and directs the Trustee to deliver, to the Company a copy of any notice of default provided by any holder of the Notes to such Holder or to the Trustee in connection with the Waived Matters promptly upon receipt. In the event that any holder of the Notes provides any notice of default to the Trustee in connection with the Waived Matters prior to the Forbearance and Waiver Expiration Date, each Holder hereby agrees to execute and deliver, promptly upon the written request of the Company, a direction to the Trustee confirming the terms of the Forbearance pursuant to Section 5.12 of the Indenture.
ARTICLE II.
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
     The Company represents and warrants to the Holders as follows:

     Section 2.1 Organization and Standing of the Company. The Company is duly organized, validly existing and in good standing under the laws of Delaware and has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and to enter into and, as applicable, perform its obligations hereunder.
     Section 2.2 Due Authorization and Enforceability. This Agreement has been duly and validly authorized by the Company, has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by the Holders or any counterparty other than the Company, is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors’ rights generally.
     Section 2.3 Non-Contravention. The execution and delivery by the Company of this Agreement do not and will not, with or without the giving of notice or the lapse of time, or both (i) result in any violation of any terms of the charter documents of the Company; (ii) conflict with or result in a breach by the Company or any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party or by which the Company or any of its properties or assets is bound or affected; or (iii) violate or contravene any applicable law, rule or regulation or any decree, judgment or order of any court or Governmental Body having jurisdiction over the Company or any of its properties or assets, except for such conflicts, breaches, defaults or violations as would not have a material adverse effect on the financial condition of the Company and its subsidiaries, taken as a whole.
ARTICLE III.
REPRESENTATIONS AND WARRANTIES OF THE HOLDERS
     Each Holder, solely on its own behalf, represents and warrants to the Company as follows:
     Section 3.1 Ownership. Each Holder is the beneficial owner of the aggregate principal amount of Notes as set forth opposite such Holder’s name on Exhibit B hereto.
     Section 3.2 Terms of Agreement. The terms of this Agreement were the result of negotiations between each Holder, the Company, and representatives of the Company and the Holders, and each Holder was given the opportunity to review and comment upon the proposed terms of this Agreement.
ARTICLE IV.
CERTAIN COVENANTS AND AGREEMENTS OF THE PARTIES
     Section 4.1 Publicity. Neither the Company nor any Holder shall, nor shall they permit their respective Agents to, issue or cause the publication of any press release or make any other public statement, filing or announcement with respect to this Agreement and the transactions contemplated hereby without the prior approval of the other party; provided, however, that, subject to any applicable confidentiality agreement between the Company and any Holder, the Company and each Holder shall be entitled, without the prior approval of the other party, to make any press release or other public disclosure with respect to this Agreement and the transactions contemplated hereby as may required by applicable law or regulation of any Governmental Body or the New York Stock Exchange. The Company and each Holder shall cooperate in issuing press releases or otherwise making public statements with respect to this Agreement and the transactions contemplated hereby, which cooperation shall include first consulting the other party hereto concerning the requirement for, and timing and content of, such public announcements. Notwithstanding anything to the contrary in this Agreement, the Company may not disclose the aggregate principal amount of Notes held individually by any Holder or the identity of any Holder.
     Section 4.2 Delivery of Information. To the extent that any of the Trustee, a Holder Representative or a Holder has executed a binding confidentiality agreement with the Company, the Company shall deliver to such party copies of the documents referred to in Sections 5.1(a), (b) and (c) of the Credit Agreement Forbearance Agreement contemporaneously with the delivery of such documents to the Agent Lender.
ARTICLE V.
CONDITIONS PRECEDENT TO EFFECTIVENESS
     Section 5.1 This Agreement shall become effective on the date on which the following conditions precedent shall have been satisfied or waived, as determined by the Holders (the “Effective Date”):
          (a) The Company, the Trustee and the Agent Lender shall have received this Agreement, duly executed and delivered by each of the Company and the holders of a majority of the aggregate principal amount outstanding of the Notes.
          (b) The Trustee shall have received payment from the Company, for the account of each Holder that executes this Agreement on or before 5:00 pm Eastern Daylight Savings Time on May 14, 2007, of a fee that shall be fully earned, due and payable in cash on the Effective Date in an amount equal to $1.25 per $1,000 aggregate principal amount of the Notes beneficially owned by such Holder on the Effective Date (the “Consent Payment”).
          (c) The Senior Subordinated Notes Forbearance Agreement shall have terms substantially identical to this Agreement (other than the treatment of the Interest Payment Default under the Senior Subordinated Notes Indenture) and shall become effective contemporaneously with this Agreement.
          (d) The Credit Agreement Forbearance Agreement has not been amended or terminated since the date of the execution and delivery thereof by all the parties thereto, and shall be in full force and effect on the Effective Date.
          (e) The Trustee shall have acknowledged its willingness to execute and deliver the Supplemental Indenture upon the authorization of Holders or delivery of valid consents from Custodian(s) representing a majority of the aggregate principal amount of Notes outstanding.
          (f) All reasonable and documented out-of-pocket costs and expenses of the

Holder Representatives, the Trustee and one counsel to the Trustee in connection with the transactions contemplated by this Agreement or otherwise due and payable under the Indenture shall have been paid by the Company.
ARTICLE VI.
DEFINITIONS
     Section 6.1 Definitions. As used in this Agreement, in addition to the terms defined elsewhere, the following terms shall have the meanings set forth below, unless the context otherwise requires. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Indenture.
          (a) “Agent” means, with respect to any Person, any officer, director, employee, stockholder, controlling person (within the meaning of the Securities Act), affiliate or authorized agent of such Person.
          (b) “DTC” means The Depository Trust Company, a limited purpose trust company.
          (c) “DTC Participant” means a participating organization in DTC.
          (d) “Enforcement Action” means any default-related right, remedy or other action available to the Holders or the Trustee or aiding and abetting, assisting, cooperating with or otherwise supporting any other Person in taking or exercising any default-related right, remedy or other action available to such Person.
          (e) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
          (f) “Forbearance and Waiver Expiration Date” means the earliest to occur of:
               (A) July 13, 2007;
               (B) June 28, 2007, if the Company fails to deliver, before or on such date, copies of the documents referred to in Section 5.1(b) of the Credit Agreement Forbearance Agreement to the Trustee, each Holder Representative and each Holder, with delivery only required to each such party that has executed a binding confidentiality agreement with the Company; or
               (C) the date on which (i) a Default or Event of Default that is not a Waived Matter occurs and such Default or Event of Default has not been cured or waived, (ii) (a) the Agent Lender or any Lender commences any enforcement action under the Credit Agreement or (b) the trustee or the requisite holders under the Senior Subordinated Notes Indenture issue any enforcement notice under Section 5.2 of the Senior Subordinated Notes Indenture, including with regard to the acceleration of the Senior Subordinated Notes, (iii) to the extent applicable, a breach by any of the parties thereto of the Senior Subordinated Notes Forbearance Agreement or the Credit Agreement Forbearance Agreement (which has not been cured or waived by the requisite parties in accordance with the terms of such agreements) occurs, (iv) the Company takes any action to challenge the validity or enforceability of the Indenture, this Agreement or any provision hereof (including by asserting such a challenge in writing) or (v) the Company is no longer working in good faith on the terms of a consensual restructuring with the Holder Representatives and the Restricted Holders.
          (g) “Governmental Body” means any government or political subdivision thereof, whether federal, state, local or foreign, or any agency or instrumentality of any such government or political subdivision thereof, or any federal or state court or arbitrator.
          (h) “Holder Representatives” means Akin Gump Strauss Hauer & Feld LLP and Houlihan Lokey Howard & Zukin Capital, Inc.
          (i) “Holders” shall have the definition set forth in the first paragraph of this Agreement, and shall include any Holder’s successors and assigns, including any transferee of any Holder.
          (j) “Person” means any individual, corporation, partnership, joint venture, trust, estate, limited liability company, unincorporated organization or governmental agency.
          (k) “Restricted Holders” means the Holders that have executed a binding confidentiality agreement with the Company.
          (l) “SEC” means the Securities and Exchange Commission.
          (m) “Securities Act” means the Securities Act of 1933, as amended.
          (n) “Senior Subordinated Notes” means the 9 7/8% Senior Subordinated Notes due 2007 of the Company issued pursuant to the Senior Subordinated Notes Indenture.
          (o) “Senior Subordinated Notes Forbearance Agreement” means the Limited Waiver and Forbearance Agreement, dated as of the date hereof, among the Company and the holders of the Senior Subordinated Notes party thereto.
          (p) “Senior Subordinated Notes Indenture” means the Indenture, dated as of December 16, 1998, as amended or supplemented, by and among the Company, as issuer, and the Trustee, as trustee.
ARTICLE VII.
MISCELLANEOUS
     Section 7.1 Sale and Leaseback Matters. The Company acknowledges that it has consummated a transaction pursuant to (i) the Purchase and Sale Agreement, dated October 13, 2006, for the sale of 1901 West 39th Street, Hialeah, Florida and (ii) the Escrow Holdback Agreement, dated October 24, 2006, as amended (the “Escrow Agreement”), concerning Escrow Trust #06-0806, in connection with which the Company received cash proceeds, a portion of which were deposited in an escrow account (the “Escrowed Funds”) in accordance with the terms of the Escrow Agreement (pending receipt of a governmental approval) (the “Sale and Leaseback Transaction”). The Company acknowledges that the Escrowed Funds have been released to the Company pursuant to the Escrow Agreement as of the date hereof. The Company acknowledges that it does not believe that the consummation of the Sale and Leaseback Transaction constitutes a breach of Section 10.12(a)(i) of the Indenture (which requires 75% of the consideration from an Asset Sale (as defined in the Indenture) to be received in cash) or that the Company’s failure to provide a notice to the Trustee in connection with the Sale and Leaseback Transaction pursuant to Section 10.19 of the Indenture constitutes a breach of Section 10.19 of the Indenture. As defined herein, the term “Sale and Leaseback Matters” shall mean, collectively, (i) the consummation of the Sale and Leaseback Transaction and (ii) any or all actual or asserted breaches of Sections 10.12(a)(i) and 10.19 of the Indenture (and any actual or asserted Defaults or Event of Defaults) arising from any of the matters described in clause (i) or from any failure by the Company to provide a notice to the Trustee in connection with any such matters. Out of an abundance of caution, to the extent any of the Sale and Leaseback Matters constitutes or is deemed to constitute an actual Default or Event of Default, the Company hereby requests, and the Holders hereby agree, that the Sale and Leaseback Matters shall constitute a Waived Matter for purposes of this Agreement and shall be subject to all of the waiver and forbearance provisions hereof.
     Section 7.2 Costs, Expenses and Taxes. Each party hereto shall bear its own costs and expenses in connection with the preparation, execution and delivery of this Agreement; provided, however, that the Company will pay for the reasonable and documented fees and expenses of one counsel to the Holders in connection with this Agreement and the transactions contemplated hereby. The Company shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Agreement.
     Section 7.3 Survival of Representations. The representations, warranties, covenants and agreements of each Holder and the Company contained in this Agreement shall survive the consummation and termination of this Agreement.
     Section 7.4 Prior Agreements. This Agreement and the other agreements contemplated hereby constitute the entire agreement between the parties concerning the subject matter hereof and supersedes any prior representations, understandings or agreements. There are no representations, warranties, agreements, conditions or covenants, of any nature whatsoever (whether express or implied, written or oral) between the parties hereto with respect to such subject matter except as expressly set forth herein and in the other agreements contemplated hereby.
     Section 7.5 Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision or the validity and enforceability of this Agreement in any other jurisdiction.
     Section 7.6 Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to applicable choice of law principles to the extent that the application of the laws of another jurisdiction would result thereby.
     Section 7.7 Waiver of Jury Trial. Each of the parties hereto irrevocably and unconditionally waives trial by jury in any legal action or proceeding relating to this Agreement or the transactions contemplated hereby and for any counterclaim therein.

     Section 7.8 Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of, or affect the interpretation of, this Agreement.
     Section 7.9 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and each of the parties hereto may execute this Agreement by signing any such counterpart. A facsimile or electronic mail transmission of this Agreement bearing a signature on behalf of a party hereto shall be legal and binding on such party.
     Section 7.10 Assignment; Binding Effect. The Company shall not convey, assign or otherwise transfer any of its rights or obligations under this Agreement without the express written consent of each Holder. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement will limit or otherwise restrict the ability of the Holder to transfer its Notes.
     Section 7.11 Waiver; Remedies. No delay on the part of any Holder or the Company in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any waiver on the part of any Holder or the Company of any right, power or privilege under this Agreement operate as a waiver of any other right, power or privilege of such party under this Agreement, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege under this Agreement.
     Section 7.12 Amendment. This Agreement may be modified or amended, and any term hereof waived, only by written agreement of all of the parties to this Agreement.
     Section 7.13 Liability. The obligations hereunder of each of the Holders shall be several, and not joint.
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     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Agreement to be executed by their respective duly authorized officers, as of the date first above written.

BALLY TOTAL FITNESS HOLDING CORPORATION

By:
Name:
Title:

THE GUARANTORS

Each Guarantor Listed on Exhibit A Hereto

By:
Name:
Title:
[SIGNATURES CONTINUE ON FOLLOWING PAGE]

SIGNATURE OF BENEFICIAL HOLDER

By:

Name (please print):

Title:

Address (including zip code):

Telephone Number (including area code):

Fax Number (including area code):

Tax Identification or Social Security Number:

Aggregate Principal Amount of Notes Held:

EXHIBIT A

Bally Fitness Franchising, Inc.
Bally Franchise RSC, Inc.
Bally Franchising Holdings, Inc.
Bally Total Fitness Corporation
Bally Total Fitness Holding Corporation
Bally Total Fitness International, Inc.
Bally Total Fitness of Missouri, Inc.
Bally Total Fitness of Toledo, Inc.
Bally Total Fitness of Connecticut Coast, Inc.
Bally Total Fitness of Connecticut Valley, Inc.
Greater Philly No. 1 Holding Company
Greater Philly No. 2 Holding Company
Health & Tennis Corporation of New York
Holiday Health Clubs of the East Coast, Inc.
Bally Total Fitness of Upstate New York, Inc.
Bally Total Fitness of Colorado, Inc.
Bally Total Fitness of the Southeast, Inc.
Holiday/Southeast Holding Corp.
Bally Total Fitness of California, Inc.
Bally Total Fitness of the Mid-Atlantic, Inc.
BTF/CFI, Inc.
Bally Total Fitness of Greater New York, Inc.
Jack La Lanne Holding Corp.
Bally Sports Clubs, Inc.
New Fitness Holding Co., Inc.
Nycon Holding Co., Inc.
Bally Total Fitness of Philadelphia, Inc.
Bally Total Fitness of Rhode Island, Inc.
Rhode Island Holding Company
Bally Total Fitness of the Midwest, Inc.
Bally Total Fitness of Minnesota, Inc.
Tidelands Holiday Health Clubs, Inc.
U.S. Health, Inc.

A-1

EXHIBIT B

Aggregate Principal Amount
Name of Holder	of Notes Held Beneficially

B-1

EXHIBIT C
Form of Supplemental Indenture
     SUPPLEMENTAL INDENTURE, dated as of [•], 2007, among Bally Total Fitness Holding Corporation, a corporation organized under the laws of Delaware (the “Company”), the Guarantors listed on Schedule A hereto (the “Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”).
     WHEREAS, the Company has duly issued its 10 1/2% Senior Notes due 2011 in the aggregate principal amount of $235,000,000 (the “Notes”) pursuant to an Indenture, dated as of July 2, 2003, between the Company, the Guarantors and the Trustee (as amended or supplemented, the “Indenture”), and the Notes are outstanding on the date hereof;
     WHEREAS, the Company has received consents pursuant to the Limited Waiver and Forbearance Agreement, dated [•], 2007 (the “Limited Waiver and Forbearance Agreement”), in the form attached hereto as Schedule B, among the Company and the holders of the Notes listed on Exhibit B thereto, from holders of the Notes representing at least a majority in aggregate principal amount of the outstanding Notes to certain waivers of Defaults or Events of Default and amendments to the Indenture described therein;
     WHEREAS, pursuant to the Limited Waiver and Forbearance Agreement and Sections 5.13 and 10.20 of the Indenture, holders representing at least a majority in aggregate principal amount of the outstanding Notes have executed and delivered to the Trustee waivers of certain Defaults or Events of Default under and prospective compliance with Sections 5.1(e), 7.4, 10.12(a)(i), 10.17 and 10.19 of the Indenture from [•], 2007 to, but not including, the Fourth Waiver Expiration Date (as defined in Section 1.1 hereof);
     WHEREAS, Section 9.2 of the Indenture provides that, with the consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes, the Company and the Trustee may enter into an indenture supplemental to the Indenture for the purpose of amending, modifying or changing certain provisions of the Indenture or the Notes;
     WHEREAS, to waive compliance with Section 7.4 of the Indenture from [•], 2007 to, but not including, the Fourth Waiver Expiration Date, the Indenture requires the Company and the Trustee to enter into an indenture supplemental to the Indenture in accordance with Section 9.2 of the Indenture;
     WHEREAS, Section 9.4 of the Indenture provides that a supplemental indenture becomes effective in accordance with its terms and thereafter binds every Holder of the Notes;
     NOW, THEREFORE, the parties hereto agree as follows:
     Section 1.1 Acknowledgements. (a) The Trustee acknowledges that the holders of the Notes listed on Exhibit B to the Limited Waiver and Forbearance Agreement represent at least a majority in aggregate principal amount of the outstanding Notes as of the date hereof, and that pursuant to and subject to the terms of the Limited Waiver and Forbearance Agreement, such holders have waived, from [•], 2007 to, but not including, the Fourth Waiver Expiration Date, the

Company’s obligation to (i) file with the SEC such reports as the Company is or may be required to file with the SEC pursuant to Sections 13(a) or 15(d) of the Exchange Act and furnish such reports to the Trustee and holders of the Notes in accordance with Sections 7.4 and 10.17 of the Indenture (the “Reporting Obligations”), (ii) make a scheduled payment of interest on the Senior Subordinated Notes as due on April 16, 2007 in accordance with Section 10.1 of the Senior Subordinated Notes Indenture, which would result in an Event of Default under Section 5.1(e) of the Indenture (the “Interest Payment Default”), (iii) comply with Section 10.12(a)(i) of the Indenture in connection with the Purchase and Sale Agreement, dated October 13, 2006, for the sale of 1901 West 39th Street, Hialeah, Florida and the Escrow Holdback Agreement, dated October 24, 2006, as amended, concerning Escrow Trust #06-0806 (the “Sale and Leaseback Matters”), and (iv) provide notice to the Trustee of a Default or Event of Default arising in connection with any or all of the Reporting Obligations, the Interest Payment Default or the Sale and Leaseback Matters in accordance with Section 10.19 of the Indenture (the “Notice Obligations” and, together with the Reporting Obligations, the Interest Payment Default and the Sale and Leaseback Matters, the “Waived Matters”), on the terms set forth in the Waiver and Forbearance Agreement.
     (b) Subject to the terms of the Limited Waiver and Forbearance Agreement and the Indenture, the Trustee acknowledges the effectiveness of the limited waiver of the Waived Matters contained in the Limited Waiver and Forbearance Agreement.
     (c) The Company acknowledges and agrees that, notwithstanding the agreement of the holders listed on Exhibit B to the Limited Waiver and Forbearance Agreement to grant a limited waiver in respect of the Waived Matters, (i) such limited waiver shall not constitute a waiver of the occurrence and continuance of any Waived Matter constituting a Default or Event of Default at any time on or after the Fourth Waiver Expiration Date, if such Default or Event of Default has not been cured or otherwise waived, (ii) such limited waiver shall not constitute a waiver of the occurrence or continuance of any Default or Event of Default that is not a Waived Matter and (iii) nothing contained in the Limited Waiver and Forbearance Agreement shall be construed to limit or affect the right of the Trustee and the holders listed on Exhibit B to the Limited Waiver and Forbearance Agreement to take any action to enforce or interpret any provision of the Limited Waiver and Forbearance Agreement through the Fourth Waiver Expiration Date.
     Section 2.1 Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Indenture or any supplemental indenture related thereto.
     Section 3.1 Amendment to Section 1.1. The following defined terms are hereby inserted into Section 1.1 of the Indenture in their respective correct alphabetical order. To the extent the defined terms are already included in the Indenture, such terms are replaced in their entirety by the defined terms set forth below.
     “Credit Agreement” means the Amended and Restated Credit Agreement, dated as of October 16, 2006 (as amended), among the Company, as Borrower, the several banks and other financial institutions parties thereto, JPMorgan Chase Bank, N.A., as Agent, Morgan Stanley

Senior Funding, Inc., as Syndication Agent, and JPMorgan Securities Inc., as Sole Lead Arranger and Sole Bookrunner.
     “Credit Agreement Forbearance Agreement” means the Forbearance Agreement, dated as of April 5, 2007, among the Company, the Lenders party thereto, JPMorgan Chase Bank. N.A., as Agent, and Morgan Stanley Senior Funding, Inc., as Syndication Agent.
     “Fourth Waiver Expiration Date” means the earliest to occur of (A) July 13, 2007, (B) June 28, 2007, if the Company fails to deliver, before or on such date, copies of the documents referred to in Section 5.1(b) of the Credit Agreement Forbearance Agreement to the Trustee, each Holder Representative and each Holder (each as defined in the Limited Waiver and Forbearance Agreement), with delivery only required to each such party that has executed a binding confidentiality agreement with the Company, or (C) the date on which (i) a Default or Event of Default that is not a Waived Matter occurs and such Default or Event of Default has not been cured or waived, (ii) (a) the Agent Lender or any Lender commences any enforcement action under the Credit Agreement or (b) the trustee or the requisite holders under the Senior Subordinated Notes Indenture issue any enforcement notice under Section 5.2 of the Senior Subordinated Notes Indenture, including with regard to the acceleration of the Senior Subordinated Notes, (iii) to the extent applicable, a breach by any of the parties thereto of the Senior Subordinated Notes Forbearance Agreement or the Credit Agreement Forbearance Agreement (which has not been cured or waived by the requisite parties in accordance with the terms of such agreements) occurs, (iv) the Company takes any action to challenge the validity or enforceability of the Indenture, the Limited Waiver and Forbearance Agreement or any provision thereof (including by asserting such a challenge in writing) or (v) the Company is no longer working in good faith on the terms of a consensual restructuring with the Holder Representatives and the Restricted Holders (each as defined in the Limited Waiver and Forbearance Agreement).
     “Limited Waiver and Forbearance Agreement” means the Limited Waiver and Forbearance Agreement, dated as of [•], 2007, among the Company and the holders of the Notes listed on Exhibit B thereto, as amended and supplemented.
     “Senior Subordinated Notes” means the 9 7/8% Senior Subordinated Notes due 2007 of the Company issued pursuant to the Senior Subordinated Notes Indenture.
     “Senior Subordinated Notes Forbearance Agreement” means the Limited Waiver and Forbearance Agreement, dated as of [•], 2007, among the Company and the holders of the Senior Subordinated Notes party thereto.
     “Senior Subordinated Notes Indenture” means the Indenture, dated as of December 16, 1998, as amended or supplemented, by and among the Company, as issuer, and the Trustee, as trustee.
     Section 4.1 Amendment to Section 5.1(c). Section 5.1(c) of the Indenture is hereby amended by inserting the following at the end thereof:
     “provided, however, that any Default in connection with the Waived Matters (as defined in the Limited Waiver and Forbearance Agreement) that arose prior to the Fourth Waiver Expiration Date and that would not otherwise ripen into an Event of Default without delivery of a notice of default hereunder shall constitute an Event of Default on the Fourth Waiver Expiration Date, in which event the Company acknowledges that the execution of the Limited Waiver and Forbearance Agreement shall constitute a notice of default for this purpose, unless such Default has been cured or otherwise waived;”
     Section 4.2 Amendment to Section 7.4. Section 7.4 of the Indenture is hereby amended by inserting the following at the end of the last paragraph thereof:
     “Notwithstanding any of the foregoing, and subject to the terms of the Limited Waiver and Forbearance Agreement, including Section 4.2 thereof, the Company shall not be required to comply with this Section 7.4 during the period beginning on [•], 2007 and ending on the Fourth Waiver Expiration Date.”
     Section 5.1 Miscellaneous.
     (a) Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to applicable choice of law principles to the extent that the application of the laws of another jurisdiction would result thereby.
     (b) Headings. Section headings in this Supplemental Indenture are included herein for convenience of reference only and shall not constitute a part of, or affect the interpretation of, this Supplemental Indenture.
     (c) Counterparts. This Supplemental Indenture may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and each of the parties hereto may execute this Supplemental Indenture by signing any such counterpart. A facsimile or electronic mail transmission of this Supplemental Indenture bearing a signature on behalf of a party hereto shall be legal and binding on such party.
     (d) Trustee Disclaimer. The Trustee has accepted the amendment of the Indenture effected by this Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee. Except as expressly set forth in this Supplemental Indenture, nothing in the Limited Waiver and Forbearance Agreement shall modify the terms of the Indenture or affect, limit or impair the rights of any person not party to the Limited Waiver and Forbearance Agreement.
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     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed by their respective duly authorized officers, as of the date first above written.

BALLY TOTAL FITNESS HOLDING CORPORATION

By:
Name:
Title:

THE GUARANTORS

Each Guarantor Listed on Schedule A Hereto

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

SCHEDULE A

Bally Fitness Franchising, Inc.
Bally Franchise RSC, Inc.
Bally Franchising Holdings, Inc.
Bally Total Fitness Corporation
Bally Total Fitness Holding Corporation
Bally Total Fitness International, Inc.
Bally Total Fitness of Missouri, Inc.
Bally Total Fitness of Toledo, Inc.
Bally Total Fitness of Connecticut Coast, Inc.
Bally Total Fitness of Connecticut Valley, Inc.
Greater Philly No. 1 Holding Company
Greater Philly No. 2 Holding Company
Health & Tennis Corporation of New York
Holiday Health Clubs of the East Coast, Inc.
Bally Total Fitness of Upstate New York, Inc.
Bally Total Fitness of Colorado, Inc.
Bally Total Fitness of the Southeast, Inc.
Holiday/Southeast Holding Corp.
Bally Total Fitness of California, Inc.
Bally Total Fitness of the Mid-Atlantic, Inc.
BTF/CFI, Inc.
Bally Total Fitness of Greater New York, Inc.
Jack La Lanne Holding Corp.
Bally Sports Clubs, Inc.
New Fitness Holding Co., Inc.
Nycon Holding Co., Inc.
Bally Total Fitness of Philadelphia, Inc.
Bally Total Fitness of Rhode Island, Inc.
Rhode Island Holding Company
Bally Total Fitness of the Midwest, Inc.
Bally Total Fitness of Minnesota, Inc.
Tidelands Holiday Health Clubs, Inc.
U.S. Health, Inc.

SCHEDULE B
Limited Waiver and Forbearance Agreement

EXHIBIT D
Consent Letter
May ___, 2007
Bally Total Fitness Holding Corporation
8700 West Bryn Mawr Avenue
Chicago, Illinois 60631
U.S. Bank National Association, as Trustee
Attn: Corporate Finance
180 East 5th Street
St. Paul, Minnesota 55101

Re:	10 1/2% Senior Notes due 2011 (the “Notes”) of Bally Total Fitness Holding Corporation (the “Company”), issued pursuant to the Indenture, dated as of July 2, 2003 (as amended or supplemented, the “Indenture”), between the Company, the Guarantors party thereto and U.S. Bank National Association, as Trustee
Ladies and Gentlemen:
     Each of the undersigned holders (the “Holder(s)”) hereby represents and warrants that it is the beneficial owner of the Notes on the records of the undersigned DTC Participant (the “Custodian”) in the respective principal amounts stated below. The Custodian is the registered holder on behalf of such Holder(s) of such Notes on the records of The Depository Trust Company (“DTC”). Cede & Co., as the nominee of DTC (collectively, “DTC/Cede”), is the registered holder on behalf of the Custodian of such Senior Notes.
     Pursuant to the terms of the Indenture, each of the Holder(s), Custodian and DTC/Cede, at the request of the Custodian, on behalf of the Holder(s) holding the principal amounts of Notes stated below, hereby consents to the amendments to the Indenture that are substantially in the form attached hereto as Exhibit C.
     While DTC/Cede is furnishing this notice as the holder of record of the Notes, it does so at the request of Custodian and only as a nominal party for the true parties in interest, the Holder(s). DTC/Cede has no interest in this matter other than to take those steps which are necessary to ensure that Holder(s) are not denied their rights regarding the Notes, and Cede & Co. assumes no further responsibility in this matter.
     In addition to acknowledging that this request is subject to the indemnification provided for in DTC Rule 6, the undersigned certifies to DTC/Cede, that the information and facts set forth in this Consent Letter are true and correct, including the principal amount of Notes credited to the Custodian’s DTC Participant account that are beneficially owned by the Holder(s).

     This Consent Letter may be executed by the Holder(s), the Custodian and DTC/Cede in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and may be delivered to the Company and the Trustee without copies of the applicable signature page executed by the Holder(s).
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10 1/2% Senior Notes due 2011 of Bally Total Fitness Holding Corporation
EXECUTION BY HOLDER(S)
     The undersigned Holder(s) hereby execute this Consent Letter pursuant to the Indenture.
Very truly yours,

$
(Insert name of Holder)	Aggregate Principal Amount of Notes Held

By:
Name (please print):
Title:

Address (including zip code):

Telephone Number (including area code):

Fax Number (including area code):

Tax Identification or Social Security Number:

Please return this completed and executed signature page to:

Bally Total Fitness Holding Corporation 8700 West Bryn Mawr Avenue Chicago, Illinois 60631 Attention: Kate Boege Telephone Number: (773) 399-7626 Fax Number: (773) 399-0126	Houlihan Lokey Howard & Zukin Capital 255 South Sixth Street, Suite 4950 Minneapolis, MN 55402-4304 Attention: Brad Geer Telephone Number: (612) 338-2910 Fax Number: (612) 338-2938

10 1/2% Senior Notes due 2011 of Bally Total Fitness Holding Corporation
EXECUTION BY CUSTODIAN
     The undersigned Custodian (DTC Participant) hereby executes this Consent Letter pursuant to the instructions set forth above by the Holder(s):
Very truly yours,

$
(Insert name of Custodian/DTC Participant)	Principal Amount of the Senior Notes

By:	Insert Custodian’s
Name (please print):	Medallion Stamp
Title:

Address (including zip code):

Telephone Number (including area code):

Fax Number (including area code):

DTC Participant Account Number:

Please return this completed and executed signature page to:

Bally Total Fitness Holding Corporation 8700 West Bryn Mawr Avenue Chicago, Illinois 60631 Attention: Kate Boege Telephone Number: (773) 399-7626 Fax Number: (773) 399-0126	Houlihan Lokey Howard & Zukin Capital 255 South Sixth Street, Suite 4950 Minneapolis, MN 55402-4304 Attention: Brad Geer Telephone Number: (612) 338-2910 Fax Number: (612) 338-2938

10 1/2% Senior Notes due 2011 of Bally Total Fitness Holding Corporation
EXECUTION BY REGISTERED HOLDER
     The undersigned Registered Holder hereby executes this Consent Letter pursuant to the instructions of the Custodian (DTC Participant).
Very truly yours,
CEDE & CO.

By:
Name:
Title:
Total Principal Amount of Notes with Respect to which this Notice of Consent is Given:

$
Please return this completed and executed signature page to:

Bally Total Fitness Holding Corporation 8700 West Bryn Mawr Avenue Chicago, Illinois 60631 Attention: Kate Boege Telephone Number: (773) 399-7626 Fax Number: (773) 399-0126	Houlihan Lokey Howard & Zukin Capital 255 South Sixth Street, Suite 4950 Minneapolis, MN 55402-4304 Attention: Brad Geer Telephone Number: (612) 338-2910 Fax Number: (612) 338-2938